Exhibit 16



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October 20, 2005



Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Greene County Bancorp, Inc. pursuant to Item
4.01 in the Company's Form 8-K/A report dated August 16, 2005. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

PricewaterhouseCoopers LLP